UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2018

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 10, 2018, John Wozniak assumed a new position within Motorola Solutions, Inc. (the “Company”) and is no longer the Chief Accounting Officer.

(c)

Effective as of September 10, 2018, the Company appointed Dan Pekofske, age 42, as Corporate Vice President and Chief Accounting Officer. Mr. Pekofske has been an employee of the Company since September 2004, and in the last five years has served as Vice President and Treasurer (January 2016 to September 2018), as Vice President and Assistant Treasurer (March 2015 to January 2016), as Vice President and Assistant Controller (February 2014 to March 2015); and as Senior Director, Finance (December 2012 to February 2014). In connection with his appointment the Compensation and Leadership Committee approved the following compensatory arrangements covering Mr. Pekofske:

•	Mr. Pekofske’s salary increased to $285,000.

•

Mr. Pekofske’s target percentage award for the performance period under the Motorola Solutions Executive Officer Short Term Incentive Plan dated January 16, 2013 (the “STIP”) from January 1, 2018 to September 9, 2018 was 45%. Mr. Pekofske’s target percentage award for the performance period under the STIP beginning on September 10, 2018 and ending on December 31, 2018 increased to 65% of his base pay rate on September 10, 2018.

•

Mr. Pekofske’s target award for the remaining portion of the performance periods for the 2016-2018, 2017-2019 and 2018-2020 cycles beginning September 10, 2018 under the Motorola Solutions Long Range Incentive Plan as Amended and Restated February 11, 2015 increased from 0% to 40% of his base pay rate on September 10, 2018.

•

On September 10, 2018 (“the Date of Grant”), Mr. Pekofske was granted Non-Qualified Stock Options (the “Options”) under the Motorola Solutions Omnibus Incentive Plan of 2015 (the “Omnibus Plan”) to acquire 1,906 shares of Company common stock. The Options expire on the tenth anniversary of the Date of Grant. The exercise price for the Options is $127.13, the closing price of the Company common stock on the Date of Grant. The options will vest equally on the twelve-month anniversary, twenty-four-month anniversary, and thirty-six-month anniversary of the Date of Grant.

•

On the Date of the Grant, Mr. Pekofske was granted 393 Restricted Stock Units (“RSUs”) under the Omnibus Plan. The restrictions applicable to the RSUs will lapse equally on the twelve-month anniversary, twenty-four-month anniversary and thirty-six-month anniversary of the Date of Grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: September 10, 2018	By:	/s/ Mark S. Hacker
		Name:	Mark S. Hacker
		Title:	Executive Vice President, General Counsel and Chief Administrative Officer